-37-


EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8, No. 33-60366, No. 33-61333 and No. 33-75746 and Form S-3, No.
333-47487 of our report dated September 3, 1998, with respect to the consolidated financial statements of JLG Industries, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 1998.






/s/ Ernst & Young LLP
Baltimore, Maryland
October 7, 1998